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                                                                    EXHIBIT 4(d)






                           FIRST ALBANY COMPANIES INC.



                              FINANCIAL CONSULTANTS



                           DEFERRED COMPENSATION PLAN



                             EFFECTIVE APRIL 1, 1999


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                                TABLE OF CONTENTS

                                                                                                                 Page


ARTICLE 1

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         Definitions..............................................................................................1


ARTICLE 2

         Eligibility, Selection, Enrollment.......................................................................6
         2.1      Selection by Committee..........................................................................6
         2.2      Enrollment Requirements.........................................................................6
         2.3      Commencement of Participation...................................................................6
         2.4      Subsequent Elections............................................................................7
         2.5      Termination of Participation and/or Deferrals...................................................7


ARTICLE 3

         Participant Deferrals, Commitments, Matching Contributions,Investment Adjustments, Taxes and Vesting.....7
         3.1      Participant Deferrals...........................................................................7
                  (a)      Deferral Election......................................................................7
                  (b)      Minimum Deferral.......................................................................8
                                    (i)  Minimum..................................................................8
                                    (ii)  Short Plan Year.........................................................8
                  (c)      Maximum Deferral.......................................................................8
                  (d)      Deferral Designations..................................................................9
                                    (i)  Base Annual Salary.......................................................9
                                    (ii)  Bonus Amounts...........................................................9
                                    (iii)  Commissions............................................................9
         3.2      Annual Matching Contribution....................................................................9
         3.3      Selection of Investment Benchmarks..............................................................9
         3.4      Adjustment of Plan Accounts....................................................................10
         3.5      FICA and Other Taxes...........................................................................10
                  (a)      Annual Deferral Amounts...............................................................10
                  (b)      Distributions.........................................................................10
         3.6      Vesting........................................................................................11
                  (a)      Forfeiture of Unvested Amounts........................................................11
                  (b)      Vesting of Amounts....................................................................11
                  (c)      Vesting After Covered Termination.....................................................11
                  (d)      Vesting Upon Plan Termination.........................................................11
                  (e)      Acceleration of Vesting by Committee..................................................11


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

ARTICLE 4
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         Suspension of Deferrals.................................................................................12
         4.1      Unforeseeable Financial Emergencies............................................................12
         4.2      Disability.....................................................................................12
         4.3      Resumption of Deferrals........................................................................12


ARTICLE 5

         Distribution of Plan Accounts...........................................................................12
         5.1      Elective Distribution of Specified Plan Accounts...............................................12
         5.2      Non-Elective Distribution of Aggregate Vested Balance..........................................13
         5.3      Withdrawal in the Event of an Unforeseeable Financial Emergency................................13
         5.4      Distribution Restrictions......................................................................13
         5.5      Valuation of Plan Accounts Pending Distribution................................................13
         5.6      Form of Payment................................................................................13


ARTICLE 6

         Termination Benefit.....................................................................................14
         6.1      Termination Benefit............................................................................14
         6.2      Payment of Termination Benefit.................................................................14
         6.3      Death Prior to Completion of Termination Benefit...............................................14


ARTICLE 7

         Retirement Benefit......................................................................................14
         7.1      Retirement Benefit.............................................................................14
         7.2      Payment of Retirement Benefit..................................................................14
         7.3      Death Prior to Completion of Retirement Benefit................................................15


ARTICLE 8

         Pre-Retirement Survivor Benefit.........................................................................15
         8.1      Pre-Retirement Survivor Benefit................................................................15
         8.2      Payment of Pre-Retirement Survivor Benefit.....................................................15


ARTICLE 9

         Disability Benefit......................................................................................16
         9.1      Disability Benefit.............................................................................16

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
ARTICLE 10
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         Beneficiary Designation.................................................................................16
         10.1     Beneficiary....................................................................................16
         10.2     Beneficiary Designation; Change; Spousal Consent...............................................16
         10.3     Acknowledgment.................................................................................17
         10.4     No Beneficiary Designation.....................................................................17
         10.5     Doubt as to Beneficiary........................................................................17
         10.6     Discharge of Obligations.......................................................................17


ARTICLE 11

         Leave of Absence........................................................................................17
         11.1     Paid Leave of Absence..........................................................................17
         11.2     Unpaid Leave of Absence........................................................................17


ARTICLE 12

         Termination, Amendment or Modification..................................................................18
         12.1     Termination....................................................................................18
         12.2     Amendment......................................................................................18
         12.3     Effect of Payment..............................................................................18


ARTICLE 13

         Administration..........................................................................................18
         13.1     Committee Duties...............................................................................18
         13.2     Agents.........................................................................................19
         13.3     Binding Effect of Decisions....................................................................19
         13.4     Indemnity of Committee.........................................................................19
         13.5     Employer Information...........................................................................19


ARTICLE 14

         Other Benefits and Agreements...........................................................................19


ARTICLE 15

         Claims Procedures.......................................................................................20
         15.1     Presentation of Claim..........................................................................20
         15.2     Notification of Decision.......................................................................20
         15.3     Review of a Denied Claim.......................................................................20
         15.4     Decision on Review.............................................................................21

                                      iii
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
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         15.5     Arbitration....................................................................................21


ARTICLE 16

         Trust...................................................................................................21
         16.1     Establishment of the Trust.....................................................................21
         16.2     Interrelationship of the Plan and the Trust....................................................21
         16.3     Distributions From the Trust...................................................................21


ARTICLE 17

         Miscellaneous...........................................................................................22
         17.1     Status of Plan.................................................................................22
         17.2     Unsecured General Creditor.....................................................................22
         17.3     Employer's Liability...........................................................................22
         17.4     Nonassignability...............................................................................22
         17.5     Not a Contract of Employment...................................................................22
         17.6     Furnishing Information.........................................................................23
         17.7     Terms..........................................................................................23
         17.8     Captions.......................................................................................23
         17.9     Governing Law..................................................................................23
         17.10    Notice.........................................................................................23
         17.11    Successors.....................................................................................23
         17.12    Spouse's Interest..............................................................................23
         17.13    Validity.......................................................................................24
         17.14    Incompetent....................................................................................24
         17.15    Distribution in the Event of Taxation..........................................................24
         17.16    Insurance......................................................................................24
         17.17    Legal Fees To Enforce Rights After Change in Control...........................................24


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
                           FIRST ALBANY COMPANIES INC.
                              FINANCIAL CONSULTANTS
                           DEFERRED COMPENSATION PLAN
                             Effective April 1, 1999


                                     PURPOSE


                  The purpose of this Plan is to provide specified benefits to a select group of highly compensated Employees who contribute materially to the continued growth, development and future business success of First Albany Companies Inc. and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                    ARTICLE 1

                                   Definitions


                  For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

1.1 "Aggregate Vested Balance" or "Aggregate Vested Benefit" shall mean, with respect to the Plan Accounts of any Participant as of a given date, the sum of the amounts that have become vested under all of the Participant's Plan Accounts, as adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan and the provisions of the applicable Enrollment Forms.

1.2 "Amended Election Form" shall mean the Amended Election Form required by the Committee to be signed and submitted by a Participant to effect a permitted change in the elections previously made by the Participant under any Annual Election Form.

1.3 "Annual Deferral Account" shall mean a Participant's Annual Participant Deferral for a Plan Year, as adjusted to reflect all applicable Investment Adjustments and all prior distributions and withdrawals.

1.4 "Annual Deferral Agreement" shall mean the Annual Deferral Agreement required by the Committee to be signed and submitted by a Participant in connection with the Participant's deferral election with respect to a given Plan Year.

1.5 "Annual Election Form" shall mean the Annual Election Form required by the Committee to be signed and submitted by a Participant in connection with the Participant's deferral election with respect to a given Plan Year.

1.6 "Annual Matching Contribution" shall mean the aggregate amount credited by the Company to a Participant in respect of a particular Plan Year under Section 3.2.

1.7 "Annual Matching Contribution Account" shall mean a Participant's Annual Matching Contributions for a Plan Year, as adjusted to reflect all applicable Investment Adjustments and all prior distributions and withdrawals.

1.8 "Annual Participant Deferral" shall mean the aggregate amount deferred by a Participant in respect of a particular Plan Year under
           Section 3.1.

1.9 "Base Annual Salary" shall mean the annual base salary payable to a Participant by an Employer in cash in respect of services rendered during a Plan Year, including any Elective Deductions, but excluding Bonus Amounts, Commissions or other additional incentives or awards payable to the Participant.

1.10 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive a Participant's Aggregate Account Balance under this Plan in the event of the Participant's death.

1.11       "Board" shall mean the board of directors of the Company.

1.12 "Bonus Amounts" shall mean the amounts payable to a Participant in cash by an Employer in respect of services rendered during a Plan Year under any bonus or incentive plan or arrangement of an Employer, including any Elective Deductions, but excluding Commissions, stock-related awards and other non-monetary incentives.

1.13 "Change in Control" shall mean the earliest to occur of the following events:

           (a) The consummation of any transaction or series of transactions as a result of which any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than an "Excluded Person" (as hereinafter defined) has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Company or any successor or surviving corporation of any merger, consolidation or reorganization involving the Company (the "Voting Securities"). The term "Excluded Person" means any one or more of the following: (i) the Company or any majority-owned subsidiary of the Company,
                  (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any majority-owned subsidiary of the Company, (iii) any Person who as of the initial effective date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;

            (b) A merger, consolidation or reorganization involving the Company as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately following such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization; or

            (c) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a majority-owned subsidiary of the Company).

1.14       "Claimant" shall have the meaning set forth in Section 15.1.

1.15 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.16 "Commissions" shall mean the amounts payable to a Participant by an Employer in cash in respect of services rendered during a Plan Year under any commission scheme or commission draw arrangement, including any Elective Deductions, but excluding Bonus Amounts, stock-related awards and other non-monetary incentives.

1.17       "Committee" shall mean the committee described in Article 13.

1.18 "Company" shall mean First Albany Companies Inc., a New York corporation, and any successor to all or substantially all of its assets or business.

1.19 "Company Stock" shall mean the common stock, par value $.01 per share, of the Company.

1.20 "Covered Termination" shall mean the termination of a Participant's employment with the Company and all other Employers within two (2) years following a Change in Control as a result of the Participant's resignation for good reason or a termination by the Participant's Employer without cause. For these purposes a Participant's resignation for good reason shall mean a Participant's resignation following (i) a diminution in the Participant's status, title, position or responsibilities, or an assignment to the Participant of duties inconsistent with the Participant's status, title or position other than for cause or (ii) a material reduction in the Participant's aggregate annualized compensation rate solely as a result of a change adopted unilaterally by the Company. A Participant's resignation shall not be treated as a resignation for good reason unless it occurs after one of the foregoing events and the Participant provides the Employer with written notice of the event within six (6) months of the occurrence of the event and within seven (7) days before the effective date of the Participant's resignation and the Employer shall not have cured such event prior to such resignation. A termination by the Participant's Employer without cause shall mean an involuntary termination of the Participant's employment by Participant's Employer other than by reason of the Participant's (i) willful and continued failure to perform the duties of his or her position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the Employer; (iii) conviction of a felony; or (iv) material breach of applicable federal or state securities laws, regulations or licensing requirements or the applicable rules or regulations of any self-regulatory body. No act or failure to act on the part of a Participant shall be considered "willful" unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interest of the Employer. No termination shall be considered a termination for cause unless it is effected by a written notice to the Participant stating in detail the grounds constituting cause.

1.21 "Disability" shall mean a period of disability during which a Participant qualifies for total permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for total permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.22       "Disability Benefit" shall mean the benefit set forth in Article 9.

1.23 "Election Form" shall mean, with respect to any Plan Account, the Annual Election Form or the Amended Election Form last signed and submitted by the Participant and accepted by the Committee with respect to that Plan Account.

1.24 "Elective Deductions" shall mean deductions made from a Participant's Base Annual Salary, Bonus Amounts and Commissions for amounts voluntarily deferred or contributed by the Participant pursuant to all qualified and non-qualified compensation deferral plans, including, without limitation, amounts not included in the Participant's gross income under Code Sections 125, 402(e)(3) and 402(h), provided, however, that all such amounts would have been payable in cash to the Employee had there been no such plan.

1.25       "Employee" shall mean a person who is an employee of any Employer.

1.26 "Employer" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.27 "Enrollment Forms" shall mean, for any Plan Year, the Annual Deferral Agreement, the Annual Election Form and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29 "Investment Adjustment" shall mean an adjustment made to the balance of any Plan Account in accordance with Section 3.4 to reflect the performance of an Investment Benchmark pursuant to which the value of the Plan Account is measured.

1.30 "Investment Benchmark" shall mean a benchmark made available under the Plan from time to time by the Committee for purposes of valuing Plan Accounts.

1.31 "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
           (iii) who signs the applicable Enrollment Forms and Benefit Election and Beneficiary Designation Form (and other forms required by the Committee), (iv) whose signed Enrollment Forms and Benefit Election and Beneficiary Designation Form (and other required forms) are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose participation has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.32 "Plan" shall mean the First Albany Companies Inc. Investment Executives Deferred Compensation Plan, which shall be evidenced by this instrument and by each Enrollment Form, as they may be amended from time to time.

1.33 "Plan Accounts" shall mean the Annual Deferral Accounts and Annual Matching Accounts established under the Plan.

1.34 "Plan Year" shall mean the period beginning on January 1 of each year and ending December 31.

1.35 "Pre-Retirement Distribution Election" shall mean an election made in accordance with Section 5.1.

1.36       "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
           Article 8.

1.37 "Restricted Investment Benchmark" means an Investment Benchmark which is designated as a Restricted Investment Benchmark by the Committee at the time such Investment Benchmark is initially made available under the Plan.

1.38 "Retirement," "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers (and all other affiliates of the Company) for any reason other than an authorized leave of absence, Disability, death or for cause on or after the earlier of the attainment of age sixty-five (65) with ten (10) Years of Service.

1.39       "Retirement Benefit" shall mean the benefit set forth in Article 7.

1.40 "Retirement Benefit and Beneficiary Designation Form" shall mean the Retirement Benefit and Beneficiary Designation Form or Amended Retirement Benefit and Beneficiary Designation Form last signed and submitted by a Participant and accepted by the Committee.

1.41       "Termination Benefit" shall mean the benefit set forth in Article 6.

1.42 "Termination of Employment" shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death, an authorized leave of absence or for cause.

1.43       "Trust" shall mean the trust established in accordance with Article
           16.

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
1.44 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee. In making its determination the Committee shall be guided by the prevailing authorities applicable under the Code.

1.45 "Vested Account Balance" shall mean, with respect to any Plan Account as of a given date, the sum of the amounts that have become vested, as adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan and the provisions of applicable Enrollment Forms.

1.46 "Years of Service" shall mean the total number of full Plan Years during which a Participant has been continuously employed by one or more Employers. Any partial Plan Year during which a Participant has been employed by an Employer shall not be counted.


                                    ARTICLE 2

                       Eligibility, Selection, Enrollment


           2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, the Employees who shall be eligible to make an Annual Participant Deferral in respect of each Plan Year. The Committee's selection of an Employee to make an Annual Participant Deferral in respect of a particular Plan Year will not entitle that Employee to make an Annual Participant Deferral for any subsequent Plan Year, unless the Employee is again selected by the Committee to make an Annual Participant Deferral for such subsequent Plan Year.

           2.2 Enrollment Requirements. As a condition to being eligible to make an Annual Participant Deferral for any Plan Year, each selected Employee shall complete, execute and return to the Committee each of the required Enrollment Forms, and shall have on file with the Committee a completed Retirement Benefit and Beneficiary Designation Form, all prior to the date specified by the Committee. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines necessary, in its sole discretion.

           2.3 Commencement of Participation. Provided an Employee selected to make an Annual Participant Deferral in respect of a particular Plan Year has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, the Employee's designated deferrals shall commence as of the date established by the Committee in its sole discretion. If an Employee fails to meet all such requirements within the specified time period with respect to any Plan Year, the Employee shall not be eligible to make any deferrals for that Plan Year.

           2.4 Subsequent Elections. The Enrollment Forms submitted by a Participant in respect of a particular Plan Year will not be effective with respect to any subsequent Plan Year. If an Employee is selected to participate in the Plan for a subsequent Plan Year and the required Enrollment Forms are not timely delivered for the subsequent Plan Year, the Participant shall not be eligible to make any deferrals with respect to such subsequent Plan Year.

           2.5 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any Annual Participant Deferral and Annual Matching Contribution not yet credited to the Participant's Plan Accounts and/or (ii) immediately distribute the Participant's then Aggregate Vested Balance as a Termination Benefit and terminate the Participant's participation in the Plan. Any Annual Matching Contribution made on behalf of the Participant that is not vested prior to the date of the Committee's determination shall be forfeited by the Participant. If the Committee chooses to terminate the Participant's participation in the Plan, the Committee may, in its sole discretion, select the Participant to participate in the Plan at such time in the future as the Participant again becomes a member of the select group described above. If a Participant's Employer terminates the Participant's employment for cause (as described in Section 1.19), then, (i) the Participant's participation in the Plan shall automatically terminate, (ii) the Committee shall distribute to the Participant, at the time and in the manner described in Section 6.2, the remainder of the Participant's Annual Participant Deferrals that were credited to the Participant's Plan Accounts prior to the date of termination after adjustment for all prior withdrawals and distributions and (iii) all other amounts in any of the Participant's Plan Accounts shall be forfeited by the Participant. Any distribution made pursuant to this Section 2.5 may be subject to deferred distribution pursuant to Section 5.4.


                                    ARTICLE 3

           Participant Deferrals, Commitments, Matching Contributions,
                    Investment Adjustments, Taxes and Vesting

           3.1    Participant Deferrals.

                               (a) Deferral Election. A Participant may make an
                   election to defer the receipt of amounts payable to the Participant in the form of Base Annual Salary, Bonus Amounts and Commissions for services rendered during a Plan Year. The Participant's election shall be evidenced by an Annual Deferral Agreement and

                   Annual Election Form completed and submitted to the Committee in accordance with such procedures and time frames as may be established by the Committee in its sole discretion. Amounts deferred by a Participant in respect of services rendered during a Plan Year shall be referred to collectively as an Annual Participant Deferral and shall be credited to an Annual Deferral Account established in the name of the Participant. A separate Annual Deferral Account shall be established and maintained for each Annual Participant Deferral. The Committee shall have sole discretion to determine in respect of each Plan Year: (i) whether a Participant shall be eligible to make an Annual Participant Deferral; (ii) the form(s) of compensation which may be the subject of any Annual Participant Deferral; and (iii) any other terms and conditions applicable to the Annual Participant Deferral.

                               (b)  Minimum Deferral.

                  (i) Minimum. For each Plan Year the Committee may permit a Participant to elect to defer, as his or her Annual Participant Deferral, one or more of the following forms of compensation in the following minimum amounts:

                                                                        Minimum
                                          Deferral                      Amount
                                          --------                      -------
                                     Base Annual Salary                 $3,000
                                     Bonus Amounts                      $3,000
                                     Commissions                        $3,000

                           If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

                 (ii) Short Plan Year. If a Participant first becomes a Participant after the first day of a Plan Year, the minimum deferral of each of the Participant's Base Annual Salary, Bonus Amounts and Commissions shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

                               (c) Maximum Deferral. For each Plan Year the
                   Committee may permit a Participant to elect to defer, as his or her Annual Participant Deferral, one or more of the following forms of compensation payable to the Participant, but not yet received, during the Plan Year up to the following maximum percentages:

                                                               Maximum
                       Deferral                               Percentage
                       --------                               ----------
                   Base Annual Salary                             50%
                   Bonus Amounts                                 100%
                   Commissions                                   100%

                               (d)  Deferral Designations.

                  (i) Base Annual Salary. A Participant may designate the amount of the Annual Participant Deferral to be deducted from his or her Base Annual Salary as either a percentage of his or her Base Annual Salary or a fixed dollar amount. Such amount shall be withheld from each regularly scheduled Base Annual Salary payment in equal amounts.

                  (ii) Bonus Amounts. A Participant may designate the amount of the Annual Participant Deferral to be deducted from his or her Bonus Amounts as either a percentage or a fixed dollar amount of specified Bonus Amounts expected by the Participant. Percentages may be expressed as percentages of Bonus Amounts in excess of stated thresholds selected by the Participant. If a Participant designates the Annual Participant Deferral to be deducted from any Bonus Amount as a fixed dollar amount and such fixed dollar amount exceeds the Bonus Amount actually payable to the Participant, the entire amount of such Bonus Amount shall be withheld.

                  (iii) Commissions. A Participant may designate the amount of the Annual Participant Deferral to be deducted from his or her Commissions as either a percentage of his or her Commissions or a fixed dollar amount. Percentages may be expressed as percentages of the amount of each regularly scheduled Commission payment in excess of a stated threshold selected by the Participant. Such amount shall be withheld from the Commission portion of each regularly scheduled Commission payment in equal amounts.

           3.2 Annual Matching Contribution. A Participant may be credited with one or more matching contributions in respect of any Plan Year, expressed as a percentage of the amount of Base Annual Salary, Bonus Amounts, Commissions or any combination of the foregoing deferred by the Participant pursuant to the Participant's Annual Participant Deferral for the Plan Year. Such matching contributions credited to a Participant in respect of a Plan Year shall be referred to collectively as the Annual Matching Contribution for that Plan Year and shall be credited to an Annual Matching Contribution Account in the name of the Participant. A separate Annual Matching Contribution Account shall be established and maintained for each Annual Matching Contribution. The Board shall have sole discretion to determine in respect of each Plan Year and each Participant: (i) whether any Annual Matching Contribution shall be made; (ii) the Participant(s) who shall be entitled to such Annual Matching Contribution; (iii) the amount of such Annual Matching Contribution; (iv) the date(s) on which any portion of such Annual Matching Contribution shall be credited to each Participant's Annual Matching Contribution Account; and (v) any other terms and conditions applicable to such Annual Matching Contribution.

           3.3 Selection of Investment Benchmarks. In connection with a Participant's election to make an Annual Participant Deferral in respect of a Plan Year, the Participant shall select one or more Investment Benchmarks and the percentage of the Participant's

           Annual Deferral Account and Annual Matching Contribution Account (if any) for such Plan Year to be adjusted to reflect the performance of each selected Investment Benchmark. All selections of Investment Benchmarks shall be in multiples of 10% unless the Committee determines that lower increments are acceptable. A Participant may make changes in his or her selected Investment Benchmarks with respect to any Plan Account at such times as the Committee may designate by completing and submitting to the Committee an Amended Election Form in accordance with such procedures and time frames as may be established from time to time at the sole discretion of the Committee, provided, however, that the Committee, in its sole discretion, may limit a Participant's ability to make such changes with respect to certain Investment Benchmarks.

           3.4 Adjustment of Plan Accounts. While a Participant's Plan Accounts do not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Participant's Plan Accounts shall be adjusted in accordance with the Investment Benchmark(s), subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any cash earnings generated under an Investment Benchmark (such as interest and cash dividends and distributions) shall, at the Committee's sole discretion, either be deemed to be reinvested in that Investment Benchmark or reinvested in one or more other Investment Benchmark(s) designated by the Committee. All notional acquisitions and dispositions of Investment Benchmarks under a Participant's Plan Accounts shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant's Plan Accounts shall be adjusted accordingly. In addition, a Participant's Plan Accounts may be adjusted from time to time, in accordance with procedures and practices established by the Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment Benchmark for the Participant's Plan Accounts. Adjustments made in accordance herewith shall be referred to as Investment Adjustments. Notwithstanding anything to the contrary, any Investment Adjustments made to any Plan Account following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.

           3.5 FICA and Other Taxes.

                               (a) Annual Deferral Amounts. For each Plan Year
                   in which an Annual Participant Deferral is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Bonus Amounts, and/or Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes, provided, however, that the Committee may reduce the Annual Participant Deferral if necessary to comply with applicable withholding requirements.

                               (b) Distributions. The Participant's Employer(s),
                   or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

           3.6 Vesting.

                           (a) Forfeiture of Unvested Amounts. As of the date of
                  a Participant's Termination of Employment, Retirement, Disability or death, the amounts credited to each of the Participant's Plan Accounts shall be reduced by the amount which has not become vested in accordance with the vesting provisions set forth below and in the Annual Deferral Agreement applicable to such Plan Account, and such unvested amounts shall be forfeited by the Participant.

                           (b) Vesting of Amounts. The Participant shall be
                  vested in the amounts credited to his or her Annual Deferral Account and Annual Matching Contribution Account in respect of each given Plan Year as set forth in the Annual Deferral Agreement pertaining to such Plan Year. The vesting terms set forth in each Annual Deferral Agreement shall be established by the Committee in its sole discretion and may vary for each Participant and each Plan Year. Such vesting terms may, in the Committee's discretion, provide for acceleration of vesting upon a Change in Control.

                           (c) Vesting After Covered Termination. Unless
                  otherwise specifically provided under the terms of a particular Annual Deferral Agreement, in the event of a Participant's Covered Termination, such Participant, as of the effective date of such Covered Termination, shall be 100% vested in all amounts credited to each of the Participant's Plan Accounts, as adjusted for the applicable Investment Adjustments and all prior withdrawals and distributions.

                           (d) Vesting Upon Plan Termination. In the event of a
                  termination of the Plan as it relates to any Participant, all amounts credited to any and all Plan Accounts of such Participant as of the effective date of such termination shall be 100% vested.

                           (e) Acceleration of Vesting by Committee.
                  Notwithstanding anything to the contrary contained in the Plan or any Annual Deferral Agreement, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to any Plan Account of any Participant and any such acceleration shall be evidenced by a written notice to the Participant setting forth in detail the Plan Account(s) and the amounts affected by the Committee's decision to accelerate vesting and the terms of the new vesting schedule applicable to such amounts.

                                    ARTICLE 4

                            Suspension of Deferrals


           4.1 Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant. The Committee shall determine, in its sole discretion, whether to approve the Participant's petition. If the petition for a suspension is approved, suspension shall take effect upon the date of approval.

           4.2 Disability. From and after the date that a Participant is deemed have suffered a Disability, any standing deferral election of the Participant shall automatically be suspended and no further deferrals shall be made with respect to the Participant.

           4.3 Resumption of Deferrals. If deferrals by a Participant have been suspended during a Plan Year due to an Unforeseen Financial Emergency or a Disability, the Participant will not be eligible to make any further deferrals in respect of that Plan Year. The Participant may be eligible to make deferrals for subsequent Plan Years provided the Participant is selected to make deferrals for such subsequent Plan Years and the Participant complies with the election requirements under the Plan.



                                    ARTICLE 5

                         Distribution of Plan Accounts

           5.1 Elective Distribution of Specified Plan Accounts. A Participant may elect, at the time he or she makes an Annual Deferral Election with respect to a given Plan Year, to have the Vested Account Balance of the Participant's Annual Deferral Account and Annual Matching Contribution Account (if any) for that Plan Year distributed in a lump sum as of January 15 of the tenth (10th) Plan Year following the end of the Plan Year in respect of which the Annual Deferral Election was made (a "Pre-Retirement Distribution Election"). The Participant may revoke his or her Pre-Retirement Distribution Election with respect to any Plan Account at such times as the Committee may designate by completing and submitting to the Committee an Amended Election Form setting forth such revocation in accordance with such procedures and time frames as may be established from time to time at the sole discretion of the Committee, provided that such Amended Election Form is submitted prior to the commencement of the calendar year in which the Vested Account Balance of such Plan Account would otherwise be distributed and at least three (3) months prior to the date that the distribution was otherwise scheduled to occur, and such Amended Election Form is accepted by the Committee in its sole discretion. Notwithstanding a Participant's Pre-Retirement Distribution Election with respect to the Vested Account Balance of any Plan Account, some or all of such Vested Account Balance may be subject to earlier distribution pursuant to Section 5.2 or deferred distribution pursuant to Section 5.4.

           5.2 Non-Elective Distribution of Aggregate Vested Balance. Notwithstanding any Pre-Retirement Distribution Election, distribution of a Participant's Aggregate Vested Balance shall be made upon the earliest of the Participant's (i) Termination of Employment, (ii) Retirement, (iii) Disability, or (iv) death, in each case subject to and in accordance with the applicable provisions of Articles 6 through 9, provided, however, that the distribution of some or all of a Participant's Aggregate Vested Balance is subject to the provisions of Section 5.4.

           5.3 Withdrawal in the Event of an Unforeseeable Financial Emergency. Subject to Section 5.4, in the event that a Participant or (after a Participant's death) a Participant's Beneficiary experiences an Unforeseeable Financial Emergency, the Participant or Beneficiary may petition the Committee to receive a partial or full payout of amounts credited to one or more of the Participant's Plan Accounts. The Committee shall determine, in its sole discretion, whether the requested payout shall be made, the amount of the payout and the Plan Accounts from which the payout will be made; provided, however, that the payout shall not exceed the lesser of the Participant's Aggregate Vested Benefit or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. In making any determinations under this Section 5.3, the Committee shall be guided by the prevailing authorities under the Code. If, subject to the sole discretion of the Committee, the petition for a payout is approved, the payout shall be made within 60 days of the date of approval.

           5.4 Distribution Restrictions. Notwithstanding anything to the contrary contained in this Plan or in any Enrollment Form, Benefit Election and Beneficiary Designation Form or any other document, the Committee may impose limitations and restrictions on the payment of amounts allocated by a Participant to any Restricted Investment Benchmark(s) and may defer payment of those amounts for such time periods as the Committee determines, in its good faith judgement, to be consistent with the nature of the investment on which such Restricted Investment Benchmark is based. The Committee shall determine the amounts affected, the nature of the limitations and restrictions on benefit payments, and the length of deferral and time of payment of such amounts. In addition, distributions under the Plan shall be subject to any constraints or restrictions imposed under any ancillary agreement, including but not limited to any New York Stock Exchange Subordination Agreement, to which a Participant becomes a party in conjunction with, or as a condition to, participation in the Plan. Any such ancillary agreement shall be incorporated into and become a part of the Plan.

           5.5 Valuation of Plan Accounts Pending Distribution. To the extent that the distribution of any portion of any Plan Account is deferred, whether pursuant to the limitations imposed under this Article 5 or pursuant to any installment payment schedule under Articles 6 and 9 or for any other reason, any amounts remaining to the credit of the Plan Account shall continue to be adjusted by the applicable Investment Adjustments in accordance with Article 3.

           5.6 Form of Payment. Distributions under the Plan shall be paid in cash; except, however, that the Committee may provide, in its discretion, that any distribution attributable to the portion of a Plan Account that is deemed invested in an Investment

           Benchmark that tracks that value of Company Stock shall be paid in shares of Company Stock.


                                    ARTICLE 6

                              Termination Benefit


           6.1 Termination Benefit. Subject to Article 5, a Participant shall receive a Termination Benefit, which shall be equal to the Participant's Aggregate Vested Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, Disability, or death.

           6.2 Payment of Termination Benefit. If the Participant's Aggregate Vested Balance at the time of his or her Termination of Employment is less than $25,000, payment of his or her Termination Benefit shall be paid in a lump sum. If his or her Aggregate Vested Balance at such time is equal to or greater than that amount, the Committee, in its sole discretion, may cause the Termination Benefit to be paid in a lump sum or in substantially equal monthly installment payments over a period of time that does not exceed five (5) years in duration. Subject to Article 5, the lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date of the Participant's Termination of Employment.

           6.3 Death Prior to Completion of Termination Benefit. If a Participant dies after a Termination of Employment but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) subject to Article 5, in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Aggregate Vested Balance.


                                    ARTICLE 7

                               Retirement Benefit

           7.1 Retirement Benefit. Subject to Article 5, a Participant who Retires shall receive, as a Retirement Benefit, his or her Aggregate Vested Balance.

           7.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on a Benefit Election and Beneficiary Designation Form to receive the Retirement Benefit in a lump sum or in substantially equal monthly payments over a period of 36, 60, 120 or 180 months. The Participant may change his or her election to an allowable alternative payout period by completing and submitting to the Committee an Amended Benefit Election and Beneficiary Designation Form setting forth such change, in accordance with such procedures and time frames as may be established from time to time at the sole discretion of the Committee, provided that any such Amended Benefit Election and Beneficiary Designation Form is submitted prior to the commencement of the calendar year of the Participant's Retirement and at least three (3) months prior to the Participant's Retirement, and such Amended Benefit Election and Beneficiary Designation Form is accepted by the Committee in its sole discretion. The Benefit Election and Beneficiary Designation Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable as provided in Section 6.2. Subject to Article 5, the lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires.

           7.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) subject to Article 5, in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Aggregate Vested Balance.


                                    ARTICLE 8

                        Pre-Retirement Survivor Benefit


           8.1 Pre-Retirement Survivor Benefit. Subject to Article 5, a Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Aggregate Vested Balance, if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

           8.2 Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on a Benefit Election and Beneficiary Designation Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or in substantially equal monthly payments over a period of 60, 120 or 180 months. The Participant may change this election to an allowable alternative payout period by completing and submitting to the Committee an Amended Benefit Election and Beneficiary Designation Form in accordance with such procedures and time frames as may be established from time to time at the sole discretion of the Committee, which form must be accepted by the Committee in its sole discretion. The Benefit Election and Beneficiary Designation Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-retirement Survivor Benefit, then such benefit shall be paid in a lump sum, provided, however that if the Participant's Aggregate Vested Balance at the time of his or her death is greater than $25,000, payment may be made, in the sole discretion of the Committee, in a lump sum or in monthly installment payments that do not exceed five (5) years in duration. Subject to Article 5, the lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.


                                    ARTICLE 9

                               Disability Benefit


           9.1 Disability Benefit A Participant suffering a Disability shall receive a Disability Benefit equal to his or her Aggregate Vested Balance. Subject to Article 5, the Disability Benefit shall be paid in a lump sum within 60 days of the Committee's exercise of such right, provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid a Retirement Benefit in accordance with Article 7.



                                    ARTICLE 10

                             Beneficiary Designation


           10.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

           10.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing a Benefit Election and Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and submitting to the Committee an Amended Benefit Election and Beneficiary Designation Form in accordance with the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of an Amended Benefit Election and Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Benefit Election and Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

           10.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

           10.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

           10.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

           10.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and each of the Participant's Annual Deferral Agreements shall terminate upon such full payment of benefits.


                                   ARTICLE 11

                                Leave of Absence


           11.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the appropriate amounts shall continue to be withheld from the Participant's compensation pursuant to the Participant's then current Annual Election Form.

           11.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 12

                     Termination, Amendment or Modification


           12.1 Termination. Although the Employers anticipate that they will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, at any time, with respect to its participating Employees by action of its board of directors. Upon the termination of the Plan with respect to any Employer, subject to
           Section 5.4, all amounts credited to each of the Plan Accounts of each affected Participant shall be 100% vested and shall be paid to the Participant or, in the case of the Participant's death, to the Participant's Beneficiary, in a lump sum notwithstanding any elections made by the Participant, and the Annual Deferral Agreements relating to each of the Participant's Plan Accounts shall terminate upon full payment of such Aggregate Vested Balance.

           12.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part with respect to any or all Employers by the actions of the Board; provided, however, that (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Aggregate Vested Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) except as specifically provided in Section 12.1, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant or Beneficiary would have had but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment.

           12.3 Effect of Payment. The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and each of the Participant's Annual Deferral Agreements shall terminate.


                                   ARTICLE 13

                                 Administration


           13.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

           13.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

           13.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

           13.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

           13.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.


                                   ARTICLE 14

                         Other Benefits and Agreements



                  The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 15

                               Claims Procedures

           15.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

           15.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

           (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

           (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                 (i) the specific reason(s) for the denial of the claim, or any part of it;

                 (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                 (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                 (iv) an explanation of the claim review procedure set forth in Section 15.3 below.

           15.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

           (a)    may review pertinent documents;

           (b)    may submit written comments or other documents; and/or

           (c) may request a hearing, which the Committee, in its sole discretion, may grant.


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
           15.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

           (a)    specific reasons for the decision;

           (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

           (c)    such other matters as the Committee deems relevant.

           15.5 Arbitration. A Claimant's compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant's right to commence any arbitration with respect to any claim for benefits under this Plan. Any and all claims that are not resolved to the satisfaction of a Claimant under the above provisions of this Article 15 shall be subject to arbitration conducted in Albany, New York before a panel of three (3) arbitrators pursuant to rules of the National Association of Securities Dealers. Unless otherwise provided herein each party shall bear its own costs and expenses in connection with such arbitration and the parties shall contribute equally the arbitrator's fees. The arbitrator's decision in any dispute shall be final and binding and shall not be subject to appeal or judicial review.


                                   ARTICLE 16

                                      Trust


           16.1 Establishment of the Trust. The Company may establish one or more Trusts to which the Employers may transfer such assets as the Employers determine in their sole discretion to assist in meeting their obligations under the Plan.

           16.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the relevant Annual Deferral Agreements shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.

           16.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                   ARTICLE 17

                                  Miscellaneous


           17.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. All Plan Accounts and all credits and other adjustments to such Plan Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Plan Accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

           17.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's, assets, shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

           17.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

           17.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

           17.5 Not a Contract of Employment. The terms and conditions of this Plan and the Annual Deferral Agreements under this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in this Plan or any Annual Deferral Agreement shall be deemed to give a

           Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

           17.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

           17.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

           17.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

           17.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of New York without regard to its conflicts of laws principles.

           17.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                    First Albany Companies Inc.
                                    30 South Pearl Street
                                    Albany, New York  12207
                                    Attn:  General Counsel

           Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

           Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

           17.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

           17.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

           17.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

           17.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

           17.15 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall, subject to Section 5.4, distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Aggregate Vested Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

           17.16 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

           17.17 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company or the

           Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, arbitration or litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any arbitration, litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any arbitration, litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

           IN WITNESS WHEREOF, the Company has signed this Plan document as of ______________, 1999.

                                            First Albany Companies Inc.
                                            a New York corporation
                                            By:____________________________
                                            Name:__________________________
                                            Title:___________________________